EXHIBIT 10.1

                  ACQUISITION AND CONSULTING AGREEMENT BETWEEN
              MAB RESOURCES LLC AND PETROHUNTER ENERGY CORPORATION
                           EFFECTIVE JANUARY 1, 2007

                      ACQUISITION AND CONSULTING AGREEMENT


                                     Between


                                MAB Resources LLC




                                       and


                         PetroHunter Energy Corporation







                            Effective January 1, 2007








247148

                                TABLE OF CONTENTS
                                                                            PAGE


1.  Definitions................................................................1
         1.1      Definitions..................................................1

2.  Term and Effect of Prior Agreement.........................................2
         2.1      Term.........................................................2
         2.2      Prior Agreements.............................................2

3.  Purchase and Sale..........................................................3
         3.1      Assignment of Oil and Gas Properties.........................3
         3.2      MAB Reservation of Overriding Royalty Interest...............3
         3.3      PetroHunter Shares...........................................3
         3.4      Subsidiary Shares............................................4
         3.5      Promissory Note..............................................4
         3.6      Consideration by MAB.........................................4
         3.7      Independent Evaluation.......................................4

4.       Accounting............................................................5
         4.1      Ownership of Production......................................5
         4.2      Accounting...................................................5
         4.3      Proration of Taxes...........................................5
         4.4      Letters-in-Lieu..............................................5
         4.5      Prepaids.....................................................5
         4.6      Audits.......................................................5

5.       Consulting Services...................................................5
         5.1      Services.....................................................5
         5.2      Monthly Fee..................................................6
         5.3      Limitations..................................................6

6.  Closing Conditions.........................................................7
         6.1      MAB's Closing Conditions.....................................7
         6.2      PetroHunter's Closing Conditions.............................7

7.       Representations and Warranties........................................8
         7.1      Each Party...................................................8

8.       Conditions and Breach.................................................8
         8.1      Conditions...................................................8
         8.2      Breach.......................................................8

9.       Indemnification.......................................................8
         9.1      Indemnification of MAB.......................................8

10.      Miscellaneous.........................................................9
         10.1     Audit Rights.................................................9
         10.2     Press Releases; Confidentiality..............................9
         10.3     Construction of Agreement....................................9
         10.4     Assignability................................................9


                                       i
247148

         10.5     Successors and Assigns......................................10
         10.6     Counterparts................................................10
         10.7     Words and Gender............................................10
         10.8     Partial Invalidity..........................................10
         10.9     Incorporation by Reference..................................10
         10.10    Notices  10
         10.11    Governing Law...............................................11
         10.12    Entire Agreement............................................11
         10.13    No Third Party Beneficiaries................................11
         10.14    No Recording................................................11
         10.15    Necessary Documents.........................................11


SCHEDULES

1.       Issuance of Escrow Shares to MAB
2.       Determination of Proved Reserves Thresholds


EXHIBITS

A         Form of Assignment of Oil and Gas Leases (Non-Producing Properties)
B         Form of Assignment and Bill of Sale (Producing Properties)
C         Transfer of Sweetpea Shares
D         Form of Assignment of Overriding Royalty Interest
E         Lease Schedule
F         Form of Promissory Note
























                                       ii
247148

                      ACQUISITION AND CONSULTING AGREEMENT

         THIS ACQUISITION AND CONSULTING AGREEMENT (the "Agreement") is effective January 1, 2007 (the "Effective Date") by and between MAB Resources LLC, a Delaware limited liability company ("MAB"), and PetroHunter Energy Corporation, a Maryland corporation ("PetroHunter"). MAB and PetroHunter may be collectively referred to herein as the "Parties."

                                    RECITALS

         WHEREAS, MAB entered into various third-party agreements whereby it acquired interests in certain oil and gas properties as set forth in Exhibit E attached hereto and incorporated herein (the "Properties"), and assumed certain obligations with respect thereto pursuant to the agreements (the "Underlying Agreements");

         WHEREAS, the Parties entered into that certain Management and Development Agreement, as amended and restated, dated effective July 1, 2005 (the "Management Agreement") governing the terms of their relationship with respect to the Properties and future acquisition of additional properties by MAB for the benefit of PetroHunter;

         WHEREAS, pursuant to various individual agreements (the "MAB/PetroHunter Agreements") and pursuant to the Management Agreement, MAB assigned to PetroHunter an undivided fifty-percent (50%) working interest in the Properties (whether by way of a conveyance of leases or shares of stock) and PetroHunter undertook certain obligations to MAB, and assumed MAB's obligations with respect to the third parties to the Underlying Agreements, insofar as PetroHunter's undivided interest therein;

         WHEREAS, the Parties seek to materially revise their relationship, and MAB desires to sell and fully relinquish its undivided fifty-percent (50%) working interest in the Properties to PetroHunter, and PetroHunter desires to acquire said interest in consideration for shares of PetroHunter and other consideration to be paid to MAB;

         NOW, THEREFORE, based on the above premises and in consideration of the covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                 1. DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Agreement, capitalized terms shall have the meanings set forth herein.

         "ACCOUNTING" shall have the meaning set forth in Section 4.2.

         "CLOSING DATE" shall mean a date mutually agreeable to the Parties within ninety (90) days after the Effective Date.

         "ESCROW AGENT" shall mean Wells Fargo Bank in Denver, Colorado.

         "ESCROW SHARES" shall have the meaning set forth in Section 3.3.

         "FUTURE PROPERTIES" shall have the meaning set forth in Section 5.1(b).


                                       1
247148

         "HYDROCARBONS" means any oil or gas in, under, and that may be produced from lands covered by the Properties, including without limitation crude oil, condensate, natural gas liquids, natural gas, and coalbed methane.

         "MAB/PETROHUNTER AGREEMENTS" has the meaning set forth in the Preamble.

         "MAB/PETROHUNTER  ASSIGNMENT"  shall  have the  meaning as set forth in
Section 3.1.

         "MANAGEMENT   AGREEMENT"   shall  mean  that  certain   Management  and
Development Agreement between MAB and PetroHunter, as amended and restated, dated effective July 1, 2005.

         "NET PROCEEDS" shall have the meaning set forth in Section 4.1.

         "PROMISSORY NOTE" shall mean the promissory note attached as Exhibit F and described in Section 3.4.

         "PROPERTIES" shall mean the properties described on Exhibit E, attached hereto, and Future Properties, together with all substitute leases, licenses, permits, production licenses, and all subsequently acquired or derivative rights in such leases, licenses and permits.

         "PROVED RESERVES" means the amount of PetroHunter's proved oil and gas reserves attributable to the Properties, calculated pursuant to industry standards, generally accepted accounting principles, and in accordance with Rule 4-10 of Regulation S-X, with conversion of any proved non-gas reserves to proved gas reserves based upon British Thermal Unit equivalents.

         "PROVED RESERVES THRESHOLDS" shall mean, and shall be determined and calculated in accordance with, the provisions of Schedule 2.

         "RESERVED ORRI" shall have the meaning set forth in Section 3.2.

         "SERVICES" shall mean the services provided pursuant to Section 5.1.

         "SWEETPEA" shall mean Sweetpea Petroleum Pty Ltd.

         "SWEETPEA SHARES" shall have the meaning set forth in Section 3.1.

                      2. TERM AND EFFECT OF PRIOR AGREEMENT

         2.1 TERM. This Agreement shall be effective from the Effective Date and shall continue for a period of five (5) years thereafter (the "Term"). At the end of the 5-year period, the Parties may renegotiate and extend all or any portion of the Agreement in a mutually agreeable written agreement. Provided, however, such termination at the end of five years shall have no effect on the purchase and sale of the Properties, as described in Articles 3 and 4, below.

         2.2 PRIOR AGREEMENTS. This Agreement replaces the Management Agreement and all MAB/PetroHunter Agreements in their entirety, provided however, the Parties shall perform any obligations which accrued under such
agreements   prior  to  the  Effective  Date,   including


                                       2
247148
without limitation PetroHunter's obligation to pay any and all amounts which accrued to MAB's benefit under the Management Agreement which remain unpaid.

                              3. PURCHASE AND SALE

         3.1 ASSIGNMENT OF OIL AND GAS PROPERTIES. On or before the Closing Date, MAB shall:

                  (a) assign and transfer to PetroHunter (or its designated subsidiary or affiliate) in one or more assignments and, PetroHunter shall accept and assume, all of MAB's working interest and other interests and obligations in and related to the Properties, and

                  (b)  sell  and  assign  to  PetroHunter   (or  its  designated
subsidiary or affiliate) all of MAB's shares of Sweetpea Petroleum Pty Ltd. (the "Sweetpea Shares").

(collectively, the "MAB Working Interest") with an effective date of said assignments being January 1, 2007, in accordance with the terms herein and substantially in the form of assignments attached as Exhibits A, B, and C (collectively, the "MAB/PetroHunter Assignment"). PetroHunter shall fully assume all of MAB's obligations to the third parties under the Underlying Agreements. Revenues and expenses attributable to the Properties shall be allocated as of the Effective Date, as further set forth in Article 4, below.

         3.2 MAB RESERVATION OF OVERRIDING ROYALTY INTEREST. MAB hereby relinquishes in its entirety the overriding royalty reserved by MAB under the Management Agreement and under each of the MAB/PetroHunter Agreements. PetroHunter shall assign to MAB the following overriding royalty. All of the Properties, including Future Properties, shall be subject to MAB's overriding royalty interest in the amount of five percent (5%) (proportionately reduced, based on PetroHunter's net revenue interest in each lease, license or permit as of the Effective Date) of the proceeds of all sales of Hydrocarbons on the Properties or on lands pooled or unitized therewith (the "Reserved ORRI"). The Reserved ORRI shall be calculated based on the wellhead value of the product, and therefore shall be subject to paying or netting back to the wellhead (from the downstream sales price, if product is not sold at the wellhead) MAB's proportionate share of post-production costs, including gathering, transportation, processing costs and/or fees. The Reserved ORRI shall be conveyed to MAB in a form similar to the Assignment of Overriding Royalty, attached as Exhibit D, and shall continue in effect as long as oil and gas is produced from the Properties. Provided, however, the Reserved ORRI: (a) will not apply to or burden any lease within the area known as the Piceance II properties (as defined in the applicable Underlying Agreement) in any respect; and (b) will be proportionately reduced or will not apply to the extent it causes PetroHunter Operating Company's (or other affiliate or subsidiary of PetroHunter) net revenue interest to be less than 75% (proportionately reduced) under any lease. Further, in the event a lease is subject to an overriding royalty owned by a third party, as of the Effective Date, and such overriding royalty subsequently converts to a working interest after payout, thereby resulting in an increase in PetroHunter's net revenue interest, MAB's Reserved ORRI shall nevertheless remain at said proportionately reduced level that was determined as of the Effective Date.

         3.3 PETROHUNTER SHARES. In addition to being subject to the Reserved ORRI, PetroHunter shall deliver to MAB the following shares and shall execute the Promissory Note described in Section 3.5, as further consideration for MAB's assignment and relinquishment of the MAB Working Interest: Within thirty days after Closing, PetroHunter shall issue to MAB one hundred million (100,000,000) shares of its common stock. Provided, however, PetroHunter will


                                       3
247148
deliver fifty million (50,000,000) of said 100 million shares to MAB and fifty million shares to the Escrow Agent (the "Escrow Shares"), pursuant to a mutually acceptable escrow agreement. The Escrow Shares shall be physically delivered to MAB in accordance with, and subject to, Schedule 1, attached hereto, and pursuant to the determination and calculation of the Proved Reserves, as set forth in Schedule 2, attached hereto. If PetroHunter does not achieve one trillion cubic feet of Proved Reserves within five years from the Effective Date, MAB will retain the number of Escrow Shares which PetroHunter is obligated to deliver up to that time, and the balance of Escrow Shares, if any, will be forfeited by MAB and released to PetroHunter by the Escrow Agent. MAB's voting rights to each portion or number of the Escrow Shares shall commence at the point in time when PetroHunter has achieved the applicable Proved Reserves Threshold, in accordance with Schedules 1 and 2, and not before such point in time, regardless of whether such shares have been actually physically delivered to MAB.

         3.4 SUBSIDIARY SHARES. As further consideration for MAB's assignment of the MAB Working Interest, PetroHunter shall: (a) cause PetroHunter Energy NT ("PH/NT") to issue to MAB 25 million shares of PH/NT; and (b) cause any subsidiary which it forms in the future to issue to MAB 7% of the total combined number of shares which such subsidiary issues to PetroHunter and MAB at the time of the formation of such subsidiary; provided, however, said 7% shall be proportionately reduced to the extent that the value of the assets of said subsidiary (as mutually determined by MAB and PetroHunter) is based on properties which are not owned by PetroHunter or its subsidiaries as of January 1, 2007. For example, if PetroHunter forms a subsidiary during the year 2008, and transfers properties into said subsidiary which were owned by PetroHunter (or a subsidiary) as of January 1, 2007, and also transfers properties into the new subsidiary which were acquired by PetroHunter (or a subsidiary) after January 1, 2007, and the relative value of the new properties and the pre-Effective Date properties is 50/50, MAB will receive shares in said new subsidiary comprising 3.5% of the total number of shares issued by the new sub (at the time of its formation) to PetroHunter and MAB combined.

         3.5 PROMISSORY NOTE. At Closing, as further consideration for MAB's assignment of the MAB Working Interest, PetroHunter shall execute the Promissory Note substantially in the form of Exhibit F, in the principal amount of $13.5 million, payable in arrears in monthly installments of $225,000, commencing on the first day after Closing (retroactive to the Effective Date), accruing interest at LIBOR (to be adjusted quarterly), and which shall be unsecured and subordinated to any other indebtedness in existence as of the date of this Agreement or which is incurred by PetroHunter or any affiliate or subsidiary in the future.

         3.6 CONSIDERATION BY MAB. In addition to the conveyance of the MAB Working Interests, as further consideration for the Reserved ORRI, the Monthly Payment, the issuance of PetroHunter shares, and the assumption of MAB's obligations under the Underlying Agreements by PetroHunter, MAB hereby relinquishes its right to the Carried Interest and Capital Costs Advances, as defined in the Management Agreement and the MAB/PetroHunter Agreements, any overriding royalty interest other than the Reserved ORRI, and any right to serve as operator of the Properties (collectively the "Relinquishment"), and MAB shall provide the Consulting Services described in Section 5, below.

         3.7 INDEPENDENT EVALUATION. MAB hereby acknowledges that Gustavson Associates LLC has been retained by PetroHunter to conduct an independent analysis and evaluation of the reasonable value of the MAB Working Interest, the Reserved ORRI, the Consulting Services, and all other consideration to be exchanged by the Parties under this Agreement. MAB further acknowledges that this Agreement and PetroHunter's obligation to close this transaction is contingent upon such evaluation concluding, and PetroHunter's board


                                       4
247148
of directors agreeing, that the consideration transferred and assigned from MAB to PetroHunter under this Agreement represents a fair and reasonable market value as compared to the consideration transferred and assigned from PetroHunter to MAB.

                                  4. ACCOUNTING

         4.1 OWNERSHIP OF PRODUCTION. MAB shall be entitled to receive its proportionate share of proceeds, less expenses, from all production and products attributable to the Properties prior to the Effective Date (the "Net Proceeds"). All Net Proceeds after the Effective Date shall be for the account of PetroHunter.

         4.2 ACCOUNTING. No later than sixty (60) days following the Closing, PetroHunter shall prepare and deliver to MAB a detailed accounting of the Net Proceeds (the "Accounting"). MAB shall have ten (10) days to review the Accounting. If MAB has no objections or does not object within said ten day period, the Accounting shall be deemed final. If MAB objects to the Accounting, the Parties shall use good faith efforts to resolve their differences with ten
(10) days.  PetroHunter shall remit the Net Proceeds to MAB no later than thirty
(30) days following the Parties mutual written approval of the Accounting.

         4.3 PRORATION OF TAXES. MAB shall be responsible for its proportionate share of all taxes, including, but not limited to, excise taxes, state severance taxes, ad valorem taxes, and any other local, state and/or federal taxes or assessments attributable to the Properties ("Taxes") prior to the Effective Date, and all deductions, credits, and refunds pertaining to MAB's proportionate interest of the Taxes ("Deductions") prior to the Effective Date, no matter when received, shall belong to MAB. All Taxes attributable to the Properties after the Effective Date, shall be PetroHunter's responsibility, and all Deductions pertaining to the Properties after the Effective Date, no matter when received, shall belong to PetroHunter. The Parties' respective responsibility for ad valorem Taxes shall be based on the tax year for purposes of assessment.

         4.4 LETTERS-IN-LIEU. At Closing, the Parties shall execute all documents necessary to effect change of ownership, such as letters-in-lieu of division orders or transfer orders to each purchaser of production for the Properties, instructing each to make payments for all purchases accruing after the end of the month in which Closing occurs directly to PetroHunter.

         4.5 PREPAIDS. Prepaid insurance premiums, utility charges, rentals and any other prepaids or accrued payables applicable to periods following the Effective Date, if any, attributable to the Properties shall be prorated as of the Effective Date, and amounts owing from such proration shall be settled in the Accounting.

         4.6 AUDITS. In order to verify information provided by the Parties under this Article 4, the Parties shall each have the right to conduct an audit of the other Party's data relating thereto for a period of two (2) years after the Closing Date.

                             5. CONSULTING SERVICES

         5.1      SERVICES
         . MAB shall provide the following  services to  PetroHunter  during the
Term: (a) strategic business advice on an ongoing basis, including but not limited to financing and financing strategies; (b) locate, identify and make recommendations for the acquisition of additional


                                       5
247148
properties by PetroHunter (the "Future Properties"); (c) review, analyze, and assist in negotiating the acquisition of oil and gas properties identified by PetroHunter; and (d) MAB's exclusive obligation to PetroHunter to identify future acquisition opportunities, subject to Section 5.3, below. All services described in (a) through (d) are referred to herein collectively as the "Services".

         5.2 MONTHLY FEE. In consideration for the Services, commencing on the Effective Date and continuing through the Term, PetroHunter shall pay to MAB $25,000 a month (the "Monthly Payment").

         5.3 LIMITATIONS. MAB's performance of the Services shall be subject to the following guidelines and criteria:

                  (a) From time to time during the Term,  MAB shall  prepare and submit written recommendations to PetroHunter's board of directors for acquisitions of Future Properties opportunities. PetroHunter shall have the exclusive option to acquire said properties for a period of sixty days from the date of MAB's written recommendation to PetroHunter, and if so acquired such properties will become Future Properties. PetroHunter shall have no rights whatsoever to claim an interest through MAB in any Future Property unless and until MAB first submits said written recommendation;

                  (b) MAB shall have no obligation to recommend any particular property or interest therein, but shall use its reasonable discretion in all such decisions, based on (i) MAB's economic and technical evaluation of the prospective acquisition; (ii) PetroHunter's available funds and ability to pay its share of acquisition and development costs; and (iii) any and all other reasonable and applicable factors and criteria;

                  (c) In the event PetroHunter disagrees with MAB's decision not to recommend a particular property or any other oil and gas interest, PetroHunter shall have no claim or recourse against MAB for MAB's decision, and PetroHunter shall have the right to acquire all or any portion of such properties or interest without any further obligation to MAB with respect to such interest, including no obligation to assign an overriding royalty interest with respect to such property;

                  (d) In the event MAB recommends that PetroHunter acquire an interest in a property and PetroHunter declines to obtain such interest, MAB shall have no further obligation to PetroHunter with respect to such property;

                  (e) PetroHunter shall not be obligated to acquire any interest in any properties or potential Future Properties recommended by MAB, and shall use its sole discretion with regard to any and all recommendations made by MAB to acquire an interest in any properties.

                  (f) PetroHunter acknowledges that MAB has fully disclosed to PetroHunter, and MAB represents and warrants to PetroHunter that it has disclosed to PetroHunter, all matters regarding the individual obligations of Marc A. Bruner ("Mr. Bruner"), the largest and controlling member of MAB, with respect to Mr. Bruner's pre-existing and ongoing relationships with Gasco Energy Corporation, Galaxy Energy Corporation, Exxel Energy Corporation, and Falcon Oil & Gas Ltd. PetroHunter acknowledges that the obligations of MAB are not the obligations of Mr. Bruner personally. PetroHunter further acknowledges that Mr. Bruner is not exclusively obligated to any of the above-named entities, including MAB or PetroHunter, and


                                       6
247148
that Mr. Bruner will neither devote full time to MAB or PetroHunter, nor refrain from his continuing pre-existing obligations to the above-named entities during the term of this Agreement.

                  (g) In the event PetroHunter acquires an interest in one or more Future Properties, PetroHunter shall convey to MAB the Reserved ORRI in the same amount and payable in the same manner as set forth in Section 3.2, above, on said Future Properties.


                              6. CLOSING CONDITIONS

         6.1 MAB'S CLOSING CONDITIONS. Notwithstanding anything in this Agreement to the contrary, the obligations of MAB under this Agreement are subject, at the option of MAB, to the satisfaction prior to the Closing Date of the following conditions precedent:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of PetroHunter contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and PetroHunter shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied by PetroHunter at or prior to the Closing Date in all material respects.

                  (b) NO ACTION. No order shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale of the Properties or the sale and assignment of the Sweetpea Shares as contemplated by this Agreement and which remains in effect on the Closing Date or seeks to recover damages from MAB resulting therefrom.

         6.2 PETROHUNTER'S CLOSING CONDITIONS. Notwithstanding anything in this Agreement to the contrary, the obligations of PetroHunter under this Agreement are subject, at the option of PetroHunter, to the satisfaction at or prior to the Closing Date of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MAB contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and MAB shall have performed and satisfied all covenants required by this Agreement to be performed and satisfied at or prior to the Closing Date in all material respects.

                  (b) NO ACTION. No order shall have been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement, and no law or regulation shall be in effect, that restrains or prohibits the purchase and sale or the Parties' respective covenants and obligations contemplated by this Agreement and which remains in effect on the Closing Date or seeks to recover damages from PetroHunter resulting therefrom.

                  (c) TITLE TO PROPERTIES AND SWEETPEA SHARES. The execution of the MAB/PetroHunter Assignment(s) and the Parties' rights and obligations hereunder are subject to PetroHunter being satisfied in its sole discretion that title to the Properties and the Sweetpea Shares have not been encumbered by MAB during the period of its ownership.


                                       7
247148

                  (d) GUSTAVSON ASSOCIATES EVALUATION. The Gustavson Associates evaluation referenced in Section 3.5, above, shall be prepared and delivered to PetroHunter at least five days prior to Closing.

                        7. REPRESENTATIONS AND WARRANTIES

         7.1     EACH PARTY.  The Parties each represent each to the other that:

                  (a) They each have the authority to enter into this Agreement in the name, title and capacity herein stated with full and lawful authority on behalf of their respective principals including a current authorization by their respective boards of directors or managers approving the execution and delivery of this Agreement;

                  (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which a Party is a party, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to a Party;

                  (c) This Agreement constitutes (and the assignment(s) to be delivered herein, when executed and delivered, constitute) the legal, valid and binding obligation of the Party, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles;

                  (d) MAB and PetroHunter have not incurred any obligation or liability, contingent or otherwise for broker's or finder's fees with respect to the transactions provided for in this Agreement; and

                  (e)  They  each  have,  or  will  have  when   necessary,   as
applicable, the authority and the ownership rights and interests to carry out the undertakings of this Agreement.

                            8. CONDITIONS AND BREACH

         8.1 CONDITIONS. If the closing conditions set forth in Sections 6.2, above, are not satisfied on or before the Closing Date, then PetroHunter shall have the right to terminate this Agreement.

         8.2 BREACH. If any Party breaches this Agreement, the non-breaching Party shall notify the breaching Party in writing of the breach, including all particulars regarding the alleged basis for the breach. The notified Party shall have thirty (30) days from receipt of such written notice to cure or correct the alleged breach. Such notified Party shall commence all reasonable and necessary steps to correct the breach within the thirty (30) day period and shall thereafter diligently pursue the matter until the breach has been corrected. If at the end of such period the alleged breach has not been adequately corrected, then this Agreement shall be subject to termination by written notice from the non-breaching Party, and the non-breaching Party shall have the right to take appropriate action to recover damages and seek other remedies available at law or equity.

                               9. INDEMNIFICATION

         9.1 INDEMNIFICATION OF MAB. PetroHunter hereby agrees to indemnify MAB for any claims or losses from any third party to the Underlying Agreements for any obligations of MAB


                                       8
247148
thereunder that PetroHunter has fully assumed under this Agreement. Said indemnification shall specifically include any attorneys' fees and court costs that MAB may incur as a result of any claim by a third party to the Underlying Agreements.

                                10. MISCELLANEOUS

         10.1 AUDIT RIGHTS. MAB shall have the right to audit the books and records of PetroHunter with respect to the Reserved ORRI. PetroHunter shall permit MAB's representatives, including independent accountants, agents, attorneys, and designated employees, to visit and (1) inspect and to review MAB's books and records pertaining to the Reserved ORRI, (2) to make copies and photocopies from such records and to write-down and record such information as such representatives may request, (3) to have access to PetroHunter's accountants and working papers (subject to such independent accountants' policies respecting the availability to working papers), and (4) to reasonably investigate and verify the accuracy of information furnished by PetroHunter in connection herewith, all at MAB's expense.

         10.2 PRESS RELEASES; CONFIDENTIALITY. The Parties shall consult each other with respect to any press release or public announcement concerning this Agreement and the transactions contemplated hereby, and, except as required by, or pursuant to applicable law, or the applicable rules and regulations of any governmental body or stock exchange, neither Party shall issue any press release or public announcement without the prior written consent of the other Party, and each Party shall keep this Agreement and its contents confidential.

         10.3 CONSTRUCTION OF AGREEMENT. In construing this Agreement, the following rules shall apply:

                  (a) CAPTIONS. No consideration shall be given to the captions, which are inserted only for convenience in locating provisions of this Agreement and not as an aid in its construction.

                  (b) CONTROL OF DRAFTING. No consideration shall be given to the fact or presumption that one Party has had a greater or lesser hand in drafting this Agreement than any other Party.

                  (c) DEFINED TERMS. A defined term has its defined meaning everywhere in this Agreement, regardless of whether the term appears before or after the place in this Agreement where the term is defined.

                  (d) CONSTRUCTION. All documents that are collateral to and supportive of this Agreement are supplemental to the terms and conditions of this Agreement and the terms and conditions of this Agreement shall control in the event of any conflict or question that might arise between such document, including the exhibits attached, that is collateral to or supportive of this Agreement and this Agreement itself.

         10.4 ASSIGNABILITY. This Agreement is personal in nature and may not be assigned by MAB or PetroHunter without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment of this Agreement, or any interest in the Properties shall be made specifically subject to the terms and conditions of this Agreement and any assignee shall agree in writing to be bound by the terms of this Agreement.


                                       9
247148

         10.5 SUCCESSORS AND ASSIGNS. This Agreement, and all the rights, titles, interests, requirements, covenants, obligations, terms and conditions set forth herein, shall be binding upon, and inure to the benefit of, the Parties hereto and their respective partners, parties of interests, beneficiaries, heirs, representatives, trustees, and permitted successors and assigns.

         10.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, no one of which need be executed by all the Parties hereto. Each Party hereby authorizes the removal of the signature pages and reassembly of the same into a single document composed of one copy of the substantive portion of the Agreement attached to the multiple, separately executed pages of the signatures. A copy by reproduction showing signatures, including any copies reproduced electronically by facsimile, telecopy or otherwise, will be deemed to be as valid as an executed copy or original. Following each execution and delivery by counterparts, the Parties shall thereafter execute and deliver "hard copies" of the Agreement and related documents as well, but the failure or refusal to execute and deliver such "hard copies" shall not invalidate the Agreement.

         10.7 WORDS AND GENDER. Words of any gender used in this Agreement or any of the documents collateral to it will be held and construed to include any other gender, and the words in the singular number will be held to include the plural and vice versa unless the context clearly requires otherwise.

         10.8 PARTIAL INVALIDITY. The invalidity or unenforceability of any particular provision of this Agreement or any of the documents collateral to it will not affect the other provisions hereof or thereof, and the Agreement and any of the documents collateral to it will be construed in all respects as if such invalid or unenforceable provisions were omitted.

         10.9 INCORPORATION BY REFERENCE. Any and all exhibits or documents or their record referred to or described herein or attached hereto are incorporated herein by reference for all purposes as though same were set forth herein verbatim.

         10.10 NOTICES. Except as otherwise provided above, all notices required under this Agreement will be given in writing and delivered in person, by United States certified mail return receipt requested, courier service, facsimile, telecopy or e-mail addressed to each of the Parties at the addresses listed below:

         MAB Resources LLC
         1875 Lawrence Street, Suite 1400
         Denver, CO  80202
         Attention:        Marc A. Bruner
         Telephone:        (303) 572-8900
         Telecopy:         (303) 572-8927

         PetroHunter Energy Corporation
         1875 Lawrence Street, Suite 1400
         Denver, CO  80202
         Attention:        Thomas Ahlbrandt
         Telephone:        (303) 572-8900
         Telecopy:         (303) 572-8927


                                       10
247148

         Any notice delivered in person, by courier service, facsimile or telecopy shall be deemed given when received by the Party to whom it is addressed. Each Party has the right to change its address by giving written notice thereof to the other Parties.

         10.11 GOVERNING LAW. The laws of Colorado shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties, without regard to the principles of conflicts of laws, including, but not limited to, matters of performance, non-performance, breach, remedies, and procedures. The laws of Colorado shall govern the validity, construction and interpretation of any conveyances executed pursuant to this Agreement. Forum and venue shall be exclusively in state or federal court in Denver, Colorado.

         10.12 ENTIRE AGREEMENT. This Agreement and all of its exhibits constitute the entire agreement among the Parties respecting the subject matter of the transactions contemplated hereby. There are no other agreements among them other than the terms and conditions contained herein. This Agreement shall govern the Parties' relationship with respect to the Properties as of the Effective Date and the MAB/PetroHunter Agreements and the Management Agreement will no longer govern the Parties relationship with respect to the Properties, with the exception of any rights and obligations which accrued prior to the Effective Date, which shall survive the termination of the Management Agreement.

         10.13 NO THIRD PARTY BENEFICIARIES. This Agreement is intended to benefit only the Parties hereto and their respective successors and assigns.

         10.14 NO RECORDING. Except for the MAB/PetroHunter Assignment(s), the Parties agree not to record all or any portion of this Agreement in any county or other public records.

         10.15 NECESSARY DOCUMENTS. The Parties further agree to prepare, execute and deliver all such other documents that may be reasonably necessary to fully effectuate all the terms and conditions herein required.

         EXECUTED by each Party, effective as of the Effective Date.


MAB RESOURCES LLC                       PETROHUNTER ENERGY CORPORATION

By:                                     By:
     -----------------------------           -----------------------------------
     Marc A. Bruner, President               Thomas Ahlbrandt, CEO








                                       11
247148

                                   SCHEDULE 1

                  (Acquisition and Consulting Agreement Between
                       PetroHunter Energy Corporation and
               MAB Resources LLC, dated effective January 1, 2007)



                        ISSUANCE OF ESCROW SHARES TO MAB



                                 NUMBER OF SHARES RELEASED FROM
   PROVED RESERVES THRESHOLDS    ESCROW UPON REACHING THRESHOLD
    (BILLIONS OF CUBIC FEET)
              BCF
              150                           5,000,000
              300                           6,000,000
              500                           9,000,000
             1,000                         30,000,000
                                --------------------------------

TOTAL                                     50,000,000













247148

                                   SCHEDULE 2

                  (Acquisition and Consulting Agreement Between
                       PetroHunter Energy Corporation and
               MAB Resources LLC, dated effective January 1, 2007)



                   DETERMINATION OF PROVED RESERVES THRESHOLDS


         1. PetroHunter shall calculate Proved Reserves no less frequently than on a semi-annual basis each fiscal year. In the event PetroHunter files an 8-K with the Securities Exchange Commission describing an event which could reasonably be expected to result in a material increase in Proved Reserves, PetroHunter shall undertake a calculation of Proved Reserves irrespective of whether PetroHunter has already satisfied its obligation to calculate Proved Reserves no less frequently than on a semi-annual basis each fiscal year.

         2. In the event a Proved Reserves Threshold on Schedule 1 has been met, PetroHunter shall give prompt written notice to the Escrow Agent, with a copy to MAB, with instructions to promptly release to MAB the number Escrow Shares corresponding to that Proved Reserves Threshold.

         3. To the extent a preceding Proved Reserves Threshold on Schedule 1 has not been previously met, but a subsequent Proved Reserves Threshold has been met, PetroHunter shall give prompt written notice to the Escrow Agent, with a copy to MAB, with instructions to promptly release to MAB the total number of Escrow Shares corresponding to all Proved Reserves Thresholds that have been met.

         EXAMPLE.  PetroHunter's  first  two  calculations  of  Proved  Reserves indicate less than 150 Bcf of Proved Reserves, but the third calculation of Proved Reserves indicates 1,000 Bcf of Proved Reserves. PetroHunter would give notice to the Escrow Agent to release to MAB all 50,000,000 Escrow Shares.

         4. For purposes of this Agreement, PetroHunter may utilize reasonable internal calculations of Proved Reserves, as such term is defined herein, and MAB shall accept such calculations as valid and final.

         5. PetroHunter calculations of Proved Reserves constitute highly confidential and proprietary information, except in the case where such calculations are based upon information previously disclosed to the public. MAB agrees to enter into a confidentiality agreement and such other arrangements as will be required to comply with financial reporting disclosure and securities laws.




247148